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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan of Illumina, Inc. of our report dated January 17, 2003, with respect to the consolidated financial statements of Illumina, Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 2002, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP

                                                    ERNST & YOUNG LLP

San Diego, California
March 28, 2003